EXHIBIT 99

                              FOR IMMEDIATE RELEASE

                   OMEGA RESEARCH TO LAUNCH TRADESTATION.COM,
             THE INTERNET'S FIRST REAL-TIME DECISION SUPPORT PORTAL
                              FOR THE ACTIVE TRADER

     SUBSCRIPTION-BASED INTERNET PORTAL TARGETS MILLIONS OF ON-LINE TRADERS

                 ANNOUNCES RE-LAUNCH OF WINDOWONWALLSTREET.COM;
                     NEW BUSINESS-TO-BUSINESS OPPORTUNITIES;
              DISCLOSES INTERNATIONAL DATA REDISTRIBUTION AGREEMENT

Miami, FL - November 8, 1999 - Omega Research, Inc. (Nasdaq:OMGA), the leading provider of real-time investment analysis tools for the active trader, today announced that it expects to begin to serve the huge on-line trading community with the launch early next year of TradeStation.com, the Internet's first streaming real-time decision support portal for the active trader. Today's move marks Phase One of Omega Research's transformation into the leading provider of web-based real-time decision support solutions for the active trader.

TradeStation.com, the first of several one-of-a-kind Internet portals from Omega Research, will integrate the streaming real-time data capabilities of the recently acquired Financial Data Cast Network with a new browser-based version of Omega Research's powerful, award winning TradeStation /registered trademark/ software, which is used by more than 40,000 active traders and industry professionals around the world. TradeStation uses intraday and daily price, volume and other event-related movements in the securities markets to allow traders to create custom trading strategies; back test the historical profitability of those strategies; and then automate those strategies to generate real-time buy and sell signals.

TradeStation.com will deliver all the power of TradeStation along with fully integrated streaming real-time market information. The site is designed to provide value to visitors, but only subscribers will have full access to the portal's wide array of content, educational tools, community forums, and, of course, access to the web's most powerful streaming real-time decision support tool.

Bill Cruz, co-chairman of the board and co-chief executive officer of Omega Research, said, "With 5.4 million on-line brokerage accounts currently open, on-line brokers plan to spend $2 billion next year on advertising to capture their share of the additional 15 million on-line accounts Forrester Research expects by 2003. While the on-line trading revolution has given investors the power to place their own trades, a major issue remains -- what and when to buy and sell. TradeStation.com responds to this huge and growing need.

"With demand for real-time decision support tools expected to take off, TradeStation.com will give active traders a proven, professional level decision support tool capable of using streaming real-time market information to help them make objective buy and sell decisions in real-time. We believe no one in our industry has better decision support tools or is as well positioned as Omega Research to translate this opportunity into profitable growth.

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"Every month more than 20,000 new prospects contact us about our software, but with TradeStation priced at $2,400, and users paying an additional $150 to $200 a month to a third-party vendor for real-time data, most of these potential users were priced out of the market. But by seamlessly integrating both decision support and streaming real-time market data for one value packed monthly fee, we can offer an affordable TradeStation.com to the millions of current on-line traders, who are just now beginning to recognize that real-time decision support tools can help them make more profitable trading decisions."

Mr. Cruz said, "Given Omega Research's customer base of high-volume traders we see a business-to-business opportunity here to help brokers attract and retain these valuable customers. "These are customers who want and expect the very best tools and execution. We believe a premiere offering like TradeStation.com can help brokers attract and retain their most profitable customers, which could translate into third-party partnerships or broker-subsidized subscriptions for the kind of mega-volume customers Omega Research has always attracted."

LAUNCH OF NEW WINDOWONWALLSTREET.COM
"We also see a large-scale opportunity in offering a new, more basic solution directly to traders," Mr. Cruz said. "So today we are also announcing the re-launch of WindowOnWallStreet.com, which will be up and running in about a month. For the millions of traders and investors who believe, for the moment at least, that streaming real-time quotes, charts and news is all they need, we believe this competitively priced, subscriber-based Internet tool will become the product of choice. The re-launch of WindowOnWallStreet.com will give us a significant pool of on-line traders, who will be hot linked to TradeStation.com once it is launched. We are confident that, over time, these savvy traders will recognize how TradeStation.com's powerful decision support tools can help them trade more profitably."

BUSINESS-TO-BUSINESS OPPORTUNITY
Mr. Cruz continued, "We believe that within a year or so every trader and investor will expect streaming real-time quotes, charts and news, not as a premium, but as a core offering. Brokers and others anxious to stay one step ahead of customer expectations are actively looking for third-party solutions. The acquisition of Window On WallStreet has given us the ability to provide such a business-to-business solution at a very attractive per user price. We believe it is quite likely that we will be announcing some of these strategic alliances in the near future.

"With TradeStation.com and WindowOnWallStreet.com, we have two distinctive but complementary paths to reach the on-line trader. Both will offer streaming real-time best-of- breed quotes, charts and news, but only TradeStation.com will process and translate real-time data into user-defined, executable trading strategies. We believe nothing else out there will match the decision support capabilities of TradeStation.com."

DISCLOSES INTERNATIONAL DATA REDISTRIBUTION AGREEMENT
"Nasdaq's announcement last week that it will launch in Europe in 2000 and Japan in 2001 leaves little doubt that the on-line trading revolution and demand for real-time information will invariably become a global phenomenon. Recognizing this emerging global opportunity, Omega

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Research is pleased to disclose that it has in place an international data redistribution agreement with S&P Comstock, which will allow our Financial Data Cast Network to supplement local data feeds and provide coverage for virtually all of the world's most important exchanges. With international customers in 40 countries and our TradeStation brand well recognized among active investors and professional traders around the world, this agreement adds another exciting dimension to our go-to-market strategy," Mr. Cruz said.

ONGOING COMMITMENT TO 2000I PRODUCT LINE AND NEW WINDOW ON WALLSTREET CUSTOMERS "While we are extremely excited about what our first Internet portal can offer existing customers, we want to emphasize our ongoing commitment to current users of our 2000I product line and to the many Window on WallStreet customers who have recently joined the Omega Research family. In this regard, we are pleased to announce that our forthcoming 2000I Service Pack 4 will be released, on schedule, later this quarter as a free upgrade for all our loyal registered 2000i customers."

ACCELERATING GROWTH
Mr. Cruz continued, "Operating results were strong for the first nine months of 1999: year over year revenues, before factors related to the Window On WallStreet acquisition, grew 48 percent to $31.2 million, while net income rose 145 percent to $4.5 million. It is from this position of strength that we will seek to transform Omega Research from a successful software company to the Internet's leading provider of real-time decision support tools for active traders. Understandably this will require some up-front transition costs, and a considerable shift, ultimately for the better, in the Company's revenue stream.

"To ensure our success, we will immediately begin making significant investments which will extend into year 2000. This will entail an increase in research and development spending and infrastructure outlays to add server capacity and development personnel. We will also offer substantial incentives to Omega Research and Window On WallStreet customers to accelerate their migration to our Internet offerings, and accelerate and redirect marketing and advertising resources to launch these new initiatives. As a result, we expect to incur losses near-term through at least the next several quarters.

"The acquisition of Window On WallStreet was a linchpin in our Internet strategy," he noted. "Our consolidated fourth quarter 1999 results will reflect the financial impact of this essential acquisition, including transaction costs and anticipated fourth quarter losses at Window on WallStreet."

"Our new Internet strategy will also impact fourth quarter results for the consolidated enterprise," said Gregg F. Stewart, chief financial officer of Omega Research. "Our new strategy eliminates the expected release of SuperCharts 2000I and will result in discontinuance of several unprofitable Window On WallStreet products. We are confident our loyal SuperCharts users and Window On WallStreet customers will find our new services a superior solution, and we will offer them generous incentives to upgrade to our new offerings.

"In the fourth quarter we will record a one-time charge of approximately $1.3 million, for acquisition-related transaction costs. Under pooling of interests accounting, we must also absorb

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Window On Wallstreet's fourth-quarter operating losses. In all, we expect to generate a consolidated fourth quarter loss of approximately 5 to 7 cents per share. After restating the first nine months of 1999 to reflect the pooling, consolidated proforma net revenues and net income will be approximately $33.9 million and $2.1 million, respectively, on an unaudited basis. Within the next 60 days Omega Research will file Form 8-K with the SEC to provide additional details on historical proforma results."

Mr. Cruz concluded, "For the next several quarters our business will focus on three things, building subscribers, building subscribers, and building subscribers. While short-term profits will take a back seat for awhile, we sincerely believe our investment will ultimately yield tremendous long-term value for our shareholders.

"As I hope we have communicated here, opportunity is pounding at our door, and we intend to answer the call. We have carefully thought through our decision to reshape Omega Research, and we believe we have put together nearly all of the critical pieces to make that happen. While change always entails risk, every business must ultimately decide to either lead, follow, or be swept away by the next wave of change. We have clearly decided to ride the crest of that wave."

ABOUT OMEGA RESEARCH
Founded in 1982, Omega Research, Inc. is the leading provider of real-time investment analysis tools for the active trader. In 1991, the Company's pioneering flagship product, TradeStation /registered trademark/, gave traders and investors the ability to test the historical profitability of their investment strategies and to use those strategies to generate real-time buy and sell signals.

Early next year, Omega Research will launch TradeStation.com, the Internet's first decision support portal dedicated to serving the needs of the active trader. TradeStation.com combines all the power of TradeStation with streaming real-time delivery of market information in a fully integrated browser-based Internet application. TradeStation.com will be supported by aggressive advertising and marketed to active traders by Omega Research's experienced direct sales force. TradeStation.com will also be offered to third-party partners as a business to business solution.

In October 1999, Omega Research acquired Window On WallStreet and its Financial Data Cast Network, one of the industry's premier streaming real-time data delivery solution. Omega Research will shortly re-launch WindowOnWallStreet.com, a competitively priced, subscriber- based Internet tool for traders and investors who need only streaming real-time quotes, charts and news. At present, the Company's principal products now include TradeStation /registered trademark/, OptionStation /registered trademark/, RadarScreen /trademark/, and Omega Research ProSuite /trademark/.

Visit the Omega Research web site at www.omegaresearch.com

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NOTE:      Today at 4:45 PM EST, Omega Research will host an analyst conference call to discuss the Company's Internet Strategy. The conference call will be broadcast live, on-line from the Company's "corporate" page at www.omegaresearch.com and at www.streetfusion.com. A rebroadcast of the call will be accessible at these websites from approximately 8:00 p.m., November 8, 1999, to approximately 6:00 p.m., November 11, 1999.

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED IN THIS PRESS RELEASE THE WORDS "BELIEVES," "PLANS," "ESTIMATES," "EXPECTS," "INTENDS," "ANTICIPATES, "MAY," "WILL," "SHOULD," "COULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT ARE SUBJECT TO SUBSTANTIAL RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS SUGGESTED HEREIN AND FROM THE RESULTS HISTORICALLY EXPERIENCED. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO EFFECTUATE ITS INTERNET STRATEGY AND TO DEVELOP AND MARKET THE PRODUCTS AND SERVICES DESCRIBED IN THIS PRESS RELEASE (AND THE COST ASSOCIATED THEREWITH), THEIR ACCEPTANCE IN THE MARKETPLACE (DUE TO TECHNICAL DIFFICULTIES OR ERRORS IN THE PRODUCT OR SERVICE, UNFAVORABLE CRITICAL REVIEWS, INCREASED COMPETITION, THEIR COST, OR OTHER REASONS), THE LEVEL OF MARKET DEMAND FOR REAL-TIME DECISION SUPPORT TOOLS, THE SCALABILITY AND RELIABILITY OF THE FINANCIAL DATA CAST NETWORK, THE EXTENT BY WHICH THE NEW BUSINESS MODEL IMPACTS NET SOFTWARE LICENSING FEES, THE IMPACT THAT THE TRANSITION TO A SUBSCRIPTION-BASED INTERNET BUSINESS MODEL MAY HAVE ON THE COMPANY'S CURRENT CUSTOMER BASE, FINANCIAL STATEMENT (INCLUDING THE LEVEL OF RETURNS AND BAD DEBTS ON CURRENT RECEIVABLES) AND EXISTING RELATIONSHIPS, THE COMPANY'S ABILITY TO DEVELOP RELATIONSHIPS WITH THIRD PARTIES TO EXECUTE ITS BUSINESS-TO- BUSINESS STRATEGY, TIMING AND SIGNIFICANCE OF ADDITIONAL NEW PRODUCT INTRODUCTIONS BY THE COMPANY AND ITS COMPETITORS, THE LEVEL OF PRODUCT AND PRICE COMPETITION, GENERAL ECONOMIC AND MARKET FACTORS, INCLUDING CHANGES IN SECURITIES FINANCIAL MARKETS, RESULTS OF OPERATIONS FOR THE REMAINDER OF THE 1999 FOURTH QUARTER AND YEAR 2000 (AND THE IMPACT THAT THIS PRESS RELEASE WILL HAVE ON THOSE RESULTS), THE ADEQUACY OF WORKING CAPITAL, CASH FLOWS AND AVAILABLE FINANCING TO FUND THE NEW BUSINESS MODEL, AND OTHER RISKS AND UNCERTAINTIES INDICATED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING, BUT NOT LIMITED TO, OMEGA RESEARCH'S DECEMBER 31, 1998 ANNUAL REPORT ON FORM 10-K, AS WELL AS OTHER PRESS RELEASES.

                           Contacts:

                           Investor Relations:
                           Gregg F. Stewart, Chief Financial Officer,
                           Vice President of Finance & Treasurer
                           Omega Research
                           305-485-7004

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                           Business to Business Opportunities:
                           David Barnes, Executive Vice President,
                           Window On WallStreet
                           972-470-4726

                           Sean Davis, Senior Vice President,
                           Window On WallStreet
                           972-470-4742

                           International Opportunities:
                           Kevin Feuerlicht, International Sales, Omega Research 305-485-7412

                           Web Advertising:
                           Janette Perez, Executive Vice President of
                           Marketing and Sales, Omega Research
                           305-485-7401